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                                                                    EXHIBIT 24.1

                       CONSENT OF DELOITTE & TOUCHE LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of OXIS International , Inc. (formerly DDI Pharmaceuticals, Inc.) of our report dated March 21, 1995, which included an explanatory paragraph relating to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of OXIS International, Inc. for the year ended December 31, 1994.


DELOITTE & TOUCHE, LLP
Portland, Oregon
November 17, 1995